Exhibit 10(h)i Acquisition Agreement Dated July 5, 2002

                             ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT (the "Agreement") is made and entered into this 5th day of July 2002 by and among HUAYANG INTERNATIONAL HOLDINGS, INC., a public held corporation organized in the State of Nevada ("Buyer"), MR. ZHENG HONGWEI,
a citizen and resident of China ("Seller"), and JIAHE MEDICINE GROUP, a company organized in the People's Republic of China (the "Company"). Buyer, Seller and
the Company are sometimes individually referred to herein as a "Party" arid together as the "Parties."

WHEREAS, Buyer, directly and through one or more subsidiaries, intends to engage in the pharmaceutical business in China;

WHEREAS, the Company is engaged in the pharmaceutical business in China;

WHEREAS, Seller directly owns 100% equity interest and registered capital in the Company;

WHEREAS, Buyer intends to purchase with certain number shares of the common stock of Buyer from Seller, and Seller desires to sell, assign, transfer and deliver to Buyer, all of the equity interest and registered capital of the
Company ("Equity Interest") pursuant to the terms of this Agreement;

NOW, THEREFORE, WITNESSETH, that for and in consideration of the premises and of the mutual promises and covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

A. PURCHASE AND PAYMENT

1. Purchase and Sale of the Equity Interest.

1.1 Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell, assign, transfer and deliver to
Buyer all of the equity interest and registered capital of the Company at closing of such acquisition transaction (the "Closing") to be held at the place and on the date hereinafter provided (the "Closing Date").

1.2 The purchase and payment for the Equity Interest by Buyer, and the sale, assignment, transfer and delivery of the Equity Interest by Seller, shall take place on the Closing Date at the Closing in the manner hereinafter provided, subject to the fulfillment of the conditions hereinafter provided.

2. Purchase Price.

The aggregate purchase price of the Equity Interest (the "Purchase Price"), shall be certain number of authorized but unissued shares of the common stock of
Buyer (the "Shares"). The number of Shares issued comprising the Purchase Price
(the "Number of Shares") should be equal to the total shareholders' equity of the Company, as shown on the most recent balance sheet of the Company after adjustment in accordance with the United States Generally Accepted Accounting principles, divided by the next book value of each share (total shareholder's equity divided by total number of outstanding shares) of the commond stock of
Buyer, as calculated with the audited balance sheet of Buyer dated December 31,
2001. The Shares shall be issued to Seller without registration pursuant to
Section 4 (2) of the Securities Act of 1933, as amended (the "Act").

B. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby warrants and represents to Seller that, as of the date hereof, the following statements are true and correct.

1. CORPORATE STATUS

The Buyer is (a) duly organized, validly existing and in good standing under the laws of the State of Nevada; and (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted.

2. SHARES ISSUED AND OUTSTANDING

2.1 Buyer is authorized to issue 50,000,000 shares of common stock, US $0.02 par value.

2.2 As of this date, Buyer has issued and outstanding 7,700,807 shares of common stock. Buyer warrants that there are no other shares issued and outstanding except as noted in this paragraph herein and that there are no options or warrants outstanding.

2.3 As of the Closing Date, Buyer will have after issuing the Shares to the
Seller, a total of 7,700,807 shares plus the Number of Shares, as set forth in
Paragraph A.2, of common stock issued and warrants outstanding.

3. TRADING OF THE COMMON STOCK

As of this date, the common stock of Buyer is quoted on the OTC I Bulletin Board in the United States under the symbol of HIHI.

4. THE SHARES OF COMMON STOCK ISSUED TO SELLER

The stock certificate for the Shares that Buyer will issue to Seller under this
Agreement shall indicate Seller as the sole owner of the Shares, which are fully paid, non-assesible and free and clear of all encumbrances. The Shares will be issued to Seller without registration pursuant to Section 4(2) of the Act.

5. CAPITAL STRUCTURE

The Buyer (a) is authorized by its charter and applicable law to issue capital stock of the type and having par values as disclosed in Paragraph 2.1; (b) has no issued and outstanding shares of its capital stock whatever, except as specifically indicated in Paragraph 2.2, all of which such shares are fully paid and non-assessable; (c) does not have authorized, issued or outstanding any subscription, option, warrant, conversion or other rights to the issuance or receipt of shares of its capital stock; (d) has all voting rights vested exclusively in the presently issued and outstanding capital stock; and (e) has outstanding no bonds, debentures or other similar evidences of indebtedness except as specifically disclosed in its balance sheet as of December 31, 2001,
(and related notes thereto).

6. AUTHORITY TO BUY

Buyer have full right, power and authority to buy the Equity Interest of the
Company and deliver the Shares to the Seller in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

7. NO VIOLATION

The execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the properties or assets, or outstanding stock of Buyer pursuant to any corporate charter, bylaw, indenture, mortgage or lease to which Buyer is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

8. FINANCIAL STATEMENTS

At or prior to the date of this Agreement, the Buyer has delivered to the Seller audited financial statements prepared in accordance with United States Generally
Accepted Accounting Principles as of December 31, 2001, and said financial statements, including the related notes and explanatory notes, present fairly the financial position of the Buyer at the date thereof and the results of its operations for the periods therein indicated, in conformity with United States
Generally Accepted Accounting Principles applied on a basis consistent in each case with that of the preceding year.

9. PERIOD SINCE MOST RECENT FINANCIALS

From the date of the most recent balance sheet included in the Buyer's Financial
Statements, the Buyer has:

9.1 Not suffered any material adverse change in its financial condition, assets, liabilities or business.

9.2 Not made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise.

9.3 Not mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets.

9.4 Not increased the rate of compensation for any of its officers or directors nor for any executive employees. I

9.5 To the best knowledge of Buyer, it not incurred any liabilities, contingent or otherwise, except those stated in the balance sheet of the Buyer as of
December 31, 2001, or described in any notes accompanying said balance sheet, and current liabilities incurred in the ordinary and usual course of business since the date of the said balance sheet.

10. HOTEL GROUP

At or prior to the date of this Agreement, Buyer has delivered to Seller a copy of the Board Resolution of Buyer effecvtive June 28, 2002 approving the transfer of the twenty percent interest in the Hotel Group owned by Buyer to a related company to payoff a loan, which was past due, owed by Buyer to such related company.

11. TRUTH OF REPRESENTATION

No representation by the Buyer made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective holder of the Shares.

12. DISCLOSURE OF INFORMATION

Buyer is fully aware of the condition and prospects, financial and otherwise, of the Company, having been supplied with such financial and other data relating to the Company as Buyer considered necessary and advisable to enable it to form a decision concerning the purchase herein provided.

C. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

Seller and the Company hereby warrant and represent to Buyer that, as of the date hereof, the following statements are true and correct.

1. CORPORATE STATUS

The Company is (a) duly organized, validly existing and in good standing under the laws of the People's Republic of China; and (b) has full corporate power to own all of its properties and carry on its business as it is now being conducted.

2. CAPITAL STRUCTURE.

The Company (a) is duly organized with a registered capital of 5,576,000 RMB, all of which is presently owned by Seller and are fully paid and non-assessable;
(b) has no other authorized or outstanding registered capital whatever, except as specifically disclosed herein; (c) does not have authorized, issued or outstanding any subscription, option, warrant, conversion or other rights to the issuance or receipt of equity interest and shares of its registered capital; (d)
has all voting rights vested exclusively in the owner of its registered capital;
and(e) has outstanding no bonds, debentures or other similar evidences of indebtedness except as specifically disclosed in its balance sheet as of
December 31, 2001, (and related notes thereto).

3. OWNERSHIP OF THE COMPANY AND AUTHORITY TO SELL

Seller is the sole owner of the company and owns all of the registered capital of the Company. Seller owns such registered capital free and clear of all liens, claims, debts, encumbrances and assessments, and any and all restrictions as to sale, assignment or transferability thereof. Sellers has full rights, power and authority to sell, transfer and deliver the Equity Interest and registered capital to Buyer in accordance with the terms of this Agreement, and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

4. NO VIOLATION

The execution and carrying out of this Agreement will not conflict with, or result in any breach of any of the terms, or create a charge or encumbrance upon any of the properties or assets of the Company pursuant to any corporate charter, bylaw, indenture, mortgage or lease to which the Company or Seller is a party or by which it is bound. The execution and carrying out of this Agreement will not violate any provision of law.

5. GOVERNMENTAL CONSENT OR APPROVAL REQUIRED

All necessary consent, approval or authorization of any governmental or regulatory authority as required for the valid authorization, execution and delivery by the Company and Seller of this Agreement or for the consummation of the transactions contemplated hereby shall have been obtained or made by Seller and the Company prior to the Closing.

6. SHARES OF COMMON STOCK OF BUYER

6.1 Seller has been fully advised by Buyer that Buyer will issue the Shares to
Seller without registration in accordance with Section 4(2) of the Act and that
Buyer's reliance upon the statutory exemption is based in large part upon
Seller's representations made to Buyer.

6.2 Seller has the full right, power and authority to acquire and hold the
Shares in accordance with the terms of this Agreement and otherwise to consummate and close the transaction provided for in this Agreement in the manner and upon the terms herein specified.

7. FINANCIAL STATEMENTS

At or prior to the date of this Agreement, the Company has delivered to Buyer and its auditors a copy of the Financial Statements of the Company which are most recent financial statements available, and said financial statements, including the related notes and explanatory notes, present fairly the financial position of the Company at the date thereof and the results of its operations for the periods therein indicated, in conformity with the Chinese accounting principles applied on a basis consistent in each case with that of the preceding year.

8. PERIOD SINCE MOST RECENT FINANCIALS

From the date of the most recent balance sheet included in the Company's
Financial Statements, the Company has not:

8.1 Suffered any material adverse change in its financial condition, assets, liabilities or business.

8.2 Affirmatively waived, canceled or compromised any of its rights, debts or claims of substantial value.

8.3 Transferred any equity interest, or issued rights or options to purchase or convert into such equity interest, or other securities.

8.4 Made any distribution to its shareholders, as shareholders, of any assets, by way of dividends, purchase of shares or otherwise.

8.5 Mortgaged, pledged or granted a lien or encumbrance on any of its properties or assets.

8.6 Sold or transferred any of its assets, tangible or intangible, except inventory and other assets sold or disposed of in the ordinary and usual course of business.

8.7 Incurred any extraordinary losses, within the meaning of generally accepted accounting principles, and/or incurred or become liable for any obligations or liabilities except current liabilities, within the meaning of generally accepted accounting principles, incurred in the ordinary and usual course of business, or made any extraordinary expenditures, within the meaning of generally accepted accounting principles, other than for additions and betterments to existing plant, equipment and facilities.

8.8 Increased the rate of compensation for any of its officers or directors nor for any executive employees.

8.9 Experienced any material adverse effect on its business, properties and assets as the result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike, embargo, confiscation of vital equipment, material or inventory, cancellation of major contracts or lost customer whose business with seller represents 5% or more of seller gross revenue, riot, activities of armed forces, or acts of God or the public enemy.

8.10 To the best knowledge of Seller, the Company has not incurred any liabilities, contingent or otherwise except those stated in the most recent balance sheet of the Company or described in any notes accompanying said balance sheet, and current liabilities incurred in the ordinary and usual course of business since the date of the said balance sheet.

9. RELATED TRANSACTIONS

Except as set forth on the Company's Financial Statements, including the related notes, no current or former owner, director, officer or employee of the Company, nor any "associate" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) of the Company and Seller, is presently, or since the inception of the Company has been, directly or indirectly through his or its affiliation with any other person or entity, a party to any transaction with the Company providing for the furnishing of a material amount of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by any such person. For the purposes of this Agreement, a transaction of the type described in this paragraph is sometimes herein referred to as a "Related Transaction".

10. TITLE TO ASSETS

The Company represents that it has good and marketable title to all of its assets, which good and marketable title is free and clear of all mortgages, pledges, liens, credit agreements, title retention agreements, security agreements, taxes, claims, debts and other obligations and encumbrances.

11. PEACEABLE POSSESSION OF ASSETS

The ownership and possession of all of the assets of the Company have been peaceable and undisturbed and the title thereto has never been disputed or questioned to the knowledge of the Company; nor does the Company know of any facts by reason of which the possession or title thereof by the Company might be disturbed or questioned or by reason of which any claim to its assets might arise or be set up adverse to the Company.

12. REGULATORY GOOD STANDING

The Company has all material rights, certificates, authorities, permits, licenses, franchises and other authorizations necessary to and has complied in material respects with all laws applicable to; the conduct of its business in the manner and in the areas in which such business is presently being conducted and all such certificates, authorities, rights, permits, licenses, franchises and authorizations are valid, in good standing, in full force and effect, under no orders of suspension or restraints, and subject to no disciplinary, probationary or other orders. To the best of its knowledge, the Company has engaged in no activity whatever which would cause or lead to proceedings involving revocation, suspension, restraint, disciplinary action or any other action whereby any of such certificates, authorities, rights, permits, licenses, franchises or authorizations, or any part thereof, might be canceled, terminated, suspended, impaired, lost or otherwise adversely affected, and no action or proceeding looking to or contemplating any of the foregoing is pending or to the Company's knowledge threatened. The foregoing shall not be deemed to constitute a warranty or representation that the Company has not heretofore or shall not hereafter suffer to be committed minor and unintentional violations of any governmental regulations of such nature as not to cause either suspension or revocation of the company's operating authority.

13. LITIGATION

The company is not a party to any pending or to its knowledge threatened suit, action, proceeding, prosecution or litigation which might materially adversely affect the financial condition, business, assets, properties, certificates, rights, authorities, franchises or authorizations of the Company, or materially interfere therewith, nor to the knowledge of the Company is there any threatened or pending governmental investigation involving the Company or any of. its operations, including inquiries, citations or complaints by any Government, administration entity or agency, which would materially adversely affect the financial condition, business, assets or properties of the Company; and there are no outstanding, existing or pending judgments, orders, decrees, rulings, directives, stipulations or other mandates of any court or any public or quasi-public agency, body or official which have been in any way violated as they relate to or affect the Company or any of the Company's properties, businesses, operations, affairs or activities.

14. DEFAULTS

There are no material defaults on the part of the Company under any contract, lease, mortgage, pledge, credit agreement, title retention agreement, security agreement, lien, encumbrance or any other commitment, contract, agreement or undertaking to which the Company is a party.

15. TAX RETURNS

All tax returns for taxes to which the Company, or its assets, operations or income may be subject, due as of the date hereof, have been duly prepared and filed in good faith and all taxes shown thereon have been paid or are accrued on the books of the Company.

16. WITHHOLD TAXES

All taxes and other assessments and levies which the Company is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities or are held by the Company for such payment and all such withholding and collections and all other payments unpaid and due in connection therewith are duly reflected in the balance sheet of the Company.

1.7. LABOR PROBLEMS

No labor or labor union problems of any kinds are presently existing, suffered, pending or threatened with respect to the Company, its employees, business operations, assets or properties.

18. COMPLIANCE WITH LAW

All of the properties, assets and business operations of the Company conform in material respects with all applicable ordinances, regulations, laws and statutes, including but not limited to building, zoning, safety, environmental and other such laws, rules, regulations and ordinances.

19. INFRINGEMENTS

The Company has never been charged with infringement or violation of any adversely held patent, trademark, trade name, or copyright, with claims reading on operations of the Company or on apparatus or methods employed by the Company in effecting the same, which: would materially adversely affect any operation of the company, nor is the Company using or in any way making use of any confidential information or trade secrets, of any former employer or any present or past employee of the Company except as a result of the acquisition of the business of such former employer.

20. TRUTH OF REPRESENTATION

No representation by the Company and Seller made in this Agreement and no statement made in any certificate or schedule furnished in connection with the transaction herein contemplated contains or will contain any knowingly untrue statement of a material fact or knowingly omits or will omit to state any material fact reasonably necessary to make any such representation or any such statement not misleading to a prospective purchaser of the Equity Interest.

D. COVENANTS OF SELLER AND THE COMPANY

Seller and the Company hereby covenant and agree as follows:

1. INSPECTION OF RECORDS

During the period from the date hereof through the Closing Date as that term is hereinafter defined (the "Contract Period"), the Buyer shall have the right and opportunity to make such examination and investigation of the Company's business, properties and affairs as the Buyer may deem reasonably necessary or desirable for all purposes relating to this Agreement and to that end, throughout the Contract Period, Seller and the Company will allow and grant the
Buyer, its officers, counsel, accountants, auditors and executive employees full, free and continuous access, during normal business hours and without interference with the conduct of the Company's business, to all of the premises, properties, contracts, commitments, leases, books, papers, documents, instruments, books of account, minutes and other records of the Company and will furnish and provide Buyer with all such financial and other statements and all such additional information and particulars in respect of the business, properties and affairs of the Company as the Buyer may, from time to time during the Contract Period, reasonably request or require.

2. CONDUCT OF BUSINESS

During the period from the date hereof to the closing Date as that term is hereinafter defined, the Company shall:

2.1 Conduct its business and operations solely in the usual, normal and ordinary course;

2.2 Make no change of its registered capital;

2.3 Not sell, transfer or dispose of any of the equity interest and registered capital, or issue any options or rights to purchase such equity interest and registered capital;

2.4 Make no distributions to its owner of registered capital, as owner of its registered capital, of any of its assets or properties by way of dividends, purchase of shares, redemption or otherwise.

2.5 Not transfer to any person, firm or corporation any customers, customer lists or customer accounts of the Company;

2.6 Make no increase of any kind in any salary, wages, bonus or compensation of any officer, employee, representative or agent of the Company or pay any extra compensation of any kind whatever to any of such persons;

2.7 Not sell, transfer or dispose of any of its business, properties or assets, tangible or intangible, except for a full and fair consideration in the usual and ordinary course of business;

2.8 Make no purchases or acquisitions of any real or personal property nor increase or decrease inventory, except in the usual and ordinary course of its business;

2.9 Not subject any of its business, property or assets whatever, tangible or intangible, to any mortgage, lien, pledge, hypothecation or encumbrance in any manner except for a full and fair consideration in the usual and ordinary course of business;

2.10 Not borrow any money, make any unusual or extraordinary expenditures or incur or become liable for any obligations or liabilities except current liabilities in the usual and ordinary course of its business.

2.11 Not make any loans or advances or extend any credit except in the usual and ordinary course of its business.

3. PUBLICITY

All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be planned and coordinated jointly by Buyer and by the Company.

4. WARRANTIES AND REPRESENTATIONS

The Company will promptly furnish to Buyer copies of any and all financial statements of the Company prepared by or for the Company subsequent to the date hereof, and will promptly furnish to and advise the Buyer of any and all material information, details, facts and circumstances concerning the Company's financial condition, or business arising subsequent to the date of this
Agreement by reason of which any changes, modifications, amendments, additions or deletions from any Schedule annexed hereto or any warranty, representation, covenant or condition recited herein would be necessary to render the same true and correct in material respects and not materially false or misleading, as of the date such information, details, facts and circumstances are furnished to the
Buyer.

E. FURTHER COVENANTS OF SELLER AND THE COMPANY

Seller and the Company hereby further covenant and agree as follows:

1. OBLIGATIONS AFTER CLOSING

After the Closing of the transaction comteplated by this Agreement, the Company as a subsidiary of Buyer will continue to furnish and provide Buyer with all financial statements and all material information and particulars in respect of the business, properties and affairs of the Company, and will accept and assist the review and audit by the accounting firm appointed by Buyer in accorance with the securities laws and regulations and the US generally accepted accounting principle.

2. COMPLIANCE WITH SECURITIES LAWS

After the Closing of the transaction comteplated by this Agreement, the Seller as a shareholder of Buyer will comply with all the United States securities laws and regulations as long as Seller remians a shareholder of Buyer. Seller also covenets and agrees Seller will not sell the Shares issued by Buyer to Seller under this agreement within one year from the Closing date.

F. CONDITIONS PRECEDENT TO CLOSING

All obligations of the Buyer under this Agreement are subject to the fulfillment of each of the following conditions, in addition to the fulfillment of any and all other conditions set forth in this Agreement:

1. EFFECTIVENESS OF WARRANTIES.

Each and everyone of the warranties and representations of Seller and the
Company as herein before set forth in Paragraph C hereof, shall be true at and as of the Closing Date as though such representations were made at and as of such time.

2. PERPORMANCE OF COVENANTS.

Each and every covenant herein made by Seller and the Company, as set forth in
Paragraph D, shall have been duly performed at or prior to the closing Date.

3. FINANCIAL CONDITION.

The financial condition and financial statements of the Company are such that:

3.1 The Company's financial statements prepared in accordance with united States
Generally Accepted Accounting principles and the audit as prepared by a
Certified Public Accounting firm in accordance with US Generally Accepted
Auditing Standards must be commenced as of or prior to the Closing Date.

3.2 During the period from the date of the Company's December 31, 2001 financial statement to the Closing Date, there have been no material adverse changes in the capital stock or long term debt, within the meaning of general accepted accounting principles, of the Company or any material adverse change in the financial condition or results of operations of the Company.

4. CORPORATE ACTION.

4.1 Prior to the Closing Date, the Board of Directors of the Company and of the
Buyer shall have duly adopted resolutions to the same effect with respect to the aforesaid matters.

4.2 Prior to the Closing Date, a majority of shareholders of the Company and of the Buyer shall have approved with a written consent the above Board of
Directors resolutions to the same effect with respect to the aforesaid matters.

5. TERMINATION.

In the event any of the foregoing conditions shall not be fulfilled prior to the
Closing, unless caused by any action or failure to act on the part of Buyer,
Buyer shall have the right to terminate the Agreement by notice thereof in writing to Seller and the Company, and the parties hereto shall be restored as far as possible to status quo, whereupon the parties hereto shall have no further obligations or liabilities hereunder, one against the other, except for the obligation of Buyer under Paragraph I hereof which shall survive a termination of this Agreement.

G. INDEMNIFICATION

1. INDEMNIFICATION OF BUYER BY SELLER

Seller shall indemnify and hold harmless the Buyer from and against any losses, damages or expenses which may be suffered or incurred by Buyer arising from or by reason of the inaccuracy of any statement, representation or warranty of
Seller or the Company made herein or, in any schedule hereto or certificate delivered in connection herewith, or the failure of Seller or the Company to perform any agreement made by them herein. Buyer shall give Seller prior written notice of any claim, demand, suit or action with respect to which indemnity may be sought pursuant to this Paragraph. Seller, in every such case, shall have the right at his sole expense and cost to participate in contesting the validity or the amount of any such claim, demand, suit or action. In the event Buyer suffers loss, damage or expense and is entitled to indemnification under this Paragraph, the amount of any such loss, damage or expense shall be assessed against and shall be paid by Seller. Seller shall have no liability under this Paragraph unless a claim for indemnification is made by the Buyer prior to the twelve (12)
month anniversary of the Closing.

2. INDEMNIFICATION OF SELLER AND THE COMPANY BY BUYER

The Buyer shall indemnify the Company and Seller and shall hold the Company and
Seller harmless, on demand, from and against any losses, damages or expenses which may be suffered or incurred by the Company or Seller arising from or by reason of the inaccuracy of any statement, representation or warranty of the
Buyer made herein or in any document or instrument delivered by Buyer to Seller or the Company in connection with the transactions herein contemplated, or the failure of Buyer to perform any agreement or covenant made by it herein or in any document or instrument delivered by Buyer to Seller or the Company in connection with the transactions herein contemplated.

3. NO ASSUMPTION OF LIABILITIES BY BUYER

Except as provided under this Agreement, Buyer shall not assume any liabilities of Seller connected to or associated with the Company or otherwise. Except those listed on the most recent balance sheet of the Company, Buyer shall not assume any other liabilities, contingent or not, of the Company orginated prior to or resulted from an event that occurred prior to the Closing of the transaction contemplated by this Agreement. Seller hereby agrees to indemnify, defend, and hold Buyer harmless from and against any damages, liabilities, losses and expenses (including reasonable attorneys' fees) of any kind or nature whatsoever which may be sustained or suffered by Buyer based upon any liabilities of Seller or the liabilities of the Company described in this Paragraph being claimed or asserted against Buyer, as the case may be, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing related to such liabilities.

H. CLOSING

1. TIME AND PLACE

The Closing under this Agreement and all deliveries hereunder shall take place at the office of the Buyer on July 15, 2002 or such other date as shall be agreed upon by all the parties.

2. DELIVERY OF DOCUMENTS TO BUYER

At the Closing, Seller and the Company will deliver to Buyer the following documents:

2.1 A written opinion, dated on the closing Date, of counsel representing the
Company to the effect that the Company has been duly organized and is on the
Closing Date validly existing as a company in good standing under the laws of the People's Republic of China; that the Company is duly qualified or licensed to d9 business in places where it does business; that the Equity Interest delivered by Seller to Buyer at the Closing have been validly issued and are fully paid, and non- assessable, and constitute all of registered capital and voting power of the Company; that such counsel knows of no litigation, proceeding or investigation pending or threatened against the Company or Seller which might result in any material adverse change in the business, properties or financial condition of the Company or which questions the validity of this
Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, other than as represented elsewhere in this Agreement; and that to the knowledge of such counsel the sale, transfer, assignment and delivery by Seller to Buyer of the Equity Interest pursuant to this Agreement will vest in Buyer all rights, title and interest in and to such
Equity Interest free and clear of all liens, encumbrances, and equities.

2.2 A written confirmation dated the Closing Date, by the accountant who reviewed any and all of the financial statements of the Company and who most recently examined the books and records of the Company confirming that during the period from the date of the Company's most recent financial statement to the
Closing Date, there have been no material adverse changes in the capital stock or long term debt, of the Company or any material adverse change in the financial condition or results of operations of the Company.

2.3 A certificate of the Chief Executive Officer and the Chief Financial Officer
of the Company, dated the Closing Date certifying to the best of his knowledge, in reasonable detail as Buyer may request on and as of said date, to the fulfillment, as of the Closing Date, of each and every one of the conditions precedent to the closing set forth in Paragraph F hereof, and specifically setting forth each and every change, amendment, modification, omission or addition to any provision hereof or schedule annexed hereto or furnished hereunder, necessary to render each and every one of the provisions hereof or schedules annexed hereto correct and accurate in material respects and not materially false or misleading.

2.4 Documents evidencing all required approvals by relevent governmental or regulatory authorities and by the Board of Directors of the Company.

2.5 Such additional copies or duplicate originals of the above described documents and such other documents, undertakings and assurances as Buyer shall reasonably require, all of which documents, undertakings and assurances shall be delivered to Buyer sufficiently in advance of the Closing Date, as Buyer shall reasonably require, so as to permit adequate inspection and examination thereof, all of which documents, undertakings and assurances shall be in form satisfactory to counsel to Buyer.

3. DELIEVERY OF DOCUMENTS TO SELLER

At the Closing, Buyer will deliver, or cause to be delivered, to Seller a stock certificate representing certain numbner of shares of the common stock of Buyer, as sset forth in Paragraph A.2 hereof, or an irrevocable instruction to Buyer's stock transfer agent authorizing the issuance/transfer of certificates representing certain numbner of shares of the common stock of Buyer to Seller, as sset forth in paragraph A.2 hereof, together with a written opinion of the counsel representing Buyer to the effect that issuance of the Shares is exempted under Section 4(2) of the Act.

I. CONFIDENTIALITY

1. OBLIGATIONS OF CONDIDENTIALITY OF BUYER

All information and documentation provided or to be provided by the Company or
Seller to Buyer in connection with this Agreement and the transactions contemplated hereby has been and shall be provided in the strictest confidence.
Pending the Closing, Buyer covenants and agrees not to use any of such information or documentation in or for the benefit of any business engaged in directly or indirectly by Buyer and not to furnish or disclose any of such information or documentation to any person or company. If the transactions contemplated by this Agreement are not consummated, Buyer covenants and agrees to return all such information and documentation to the Company and not retain any copies thereof, and Buyer further covenants and agrees to maintain the confidentiality of such information and documentation and to neither use any of it in or for the benefit of any business engaged in directly or indirectly by
Buyer nor furnish or disclose any of it to any person or company.

2. OBLIGATIONS OF CONFIDENTIALITY AND NON-COMPETITION OF SELLER

Unless the transactions contemplated by this Agreement are not consummated,
Seller covenants and agrees to maintain the confidentiality of information, documentation and technology of the Company and to neither use any of it in or for the benefit of any other business engaged in directly or indirectly by
Seller nor furnish or disclose any of it to any other person or company. After the Closing of this Agreement, unless agreed by Buyer in writing, Seller shall not engage in any business that will directly or indirectly compete with the
Company

J. GENERAL PROVISIONS

1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Unless otherwise expressly provided herein, the representations, warranties, covenants, indemnities and other agreements herein contained shall be deemed to be continuing and shall survive the consummation of the transactions contemplated by this Agreement.

2. DILIGENCE

The parties hereto agree that each shall with reasonable diligence proceed to take all actions which may be reasonably required to consummate the transaction herein contemplated.

3. WAIVERS

Each party hereto may:

3.1 Extend the time for performance of any of the obligations of the other party;

3.2 Waive in writing any inaccuracies in representations and warranties made to it contained in this Agreement or any schedule hereto or any certificate or certificates delivered by any of the other parties pursuant to this Agreement;
and

3.3 Waive in writing the failure of performance of any of the agreements, covenants, obligations or conditions of the other parties herein set forth, or alternatively terminate this Agreement for such failure.

4. NON-WAIVER

The waiver by any party hereto of any breach, default, inaccuracy or failure by another party with respect to any provision in this Agreement or any schedule hereto shall not operate or be construed as a waiver of any other provision thereof or of any subsequent breach thereof.

5. FURTHER ASSURANCES

Each party hereto agrees to execute such further documents or instruments, requested by the other party, as may be reasonably necessary or desirable to effect the purposes of this Agreement and to carry out its provisions, at the expense of the party requesting the same.

6. ENTIRE AGREEMENT

This Agreement constitutes a complete statement of all the arrangements, understandings and agreements between the parties, and all prior memoranda and oral understandings with respect thereto are merged in this Agreement. There are no representations, warranties, covenants, conditions or other agreements among the parties except as herein specifically set forth, and none of the parties hereto shall rely on any statement by or on behalf of the other parties which is not contained in this Agreement.

7. SEVERABILITY

If any part of this Agreement is deemed to be unenforceable the balance of this
Agreement shall remain in full force and effect.

8. GOVERNING LAW

Irrespective of the place of execution or performance of this Agreement, it shall be governed by and construed in accordance with the laws of the State of
New York, United States of America applicable to contracts made and to be performed in the United States, and cannot be changed, modified, amended or terminated except in writing, signed by the parties hereto.

9. BENEFIT AND ASSIGNABILITY

This Agreement shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns, provided, however, that this Agreement cannot be assigned by any party except by or with the written consent of the others. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation other than the parties hereto and their respective legal representatives, successors and assigns any rights or benefits under or by reason of this Agreement.

10. APPROVAL OF COUNSEL

The form of all legal proceedings and of all papers and documents used or delivered hereunder, shall be subject to the approval of counsels to Buyer and
Seller.

11. COSTS

Whether or not the transaction contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by respective parties.

12. COUNTERPARTS

This Agreement shall be executed in four (4) counterparts in English and four
(4) counterparts in Chinese, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

13. NOTICES

Any notices and other communications under this Agreement shall be in writing and shall be considered given if delivered personally or mailed by certified mail to the party, for whom such notice is intended, at the address indicated at the outset hereof (or at such other address as such party may specify by notice to the other parties hereto).

14. HEADINGS

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this
Agreement.

15. FURTHER ACTION

Any further action required or permitted to be taken under this Agreement, including giving notices, executing documents, waiving conditions, and agreeing to amendments or modifications, may be taken on behalf of a party by its Board of Directors, its President or any other person designated by its Board of
Directors, and when so taken shall be deemed the action of such party.

(The remaining of this page is intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement the date first above written.

BUYER:

HUAYANG INTERNATIONAL HOLDINGS, INC.

By:______________________________________
Gao Wanjun, Chairman, President and CEO
Address: 386 Qingnian Avenue, Shenyang, China 110003

Witness:_________________________________
Chen Xin

SELLER:

ZHENG HONGWEI

By:______________________________________
Zheng Hongwei
Address:

Witness:_________________________________
Wang Yufei

THE COMPANY:

JIAHE MEDICINE GROUP

By:______________________________________

Zheng Hongwei, Chairman and President
Address:

Witness:_________________________________
Wang Yufei